INCENTIVE  STOCK OPTION GRANT AGREEMENT

Date of Grant:  February 2, 2005

THIS   AGREEMENT is made by and between TERAVAC CORPORATION, a Delaware corporation (including any successor thereto, by merger or otherwise, the “Company”), and Dale Timothy White (the “Grantee”), who is an employee of the Company or one of its Affiliates (the Company or Affiliate employing Grantee, or any successor thereto, by merger or otherwise, who employs the Grantee, is sometimes referred to herein as the “Employer”).

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted, with stockholder approval, the TERAVAC CORPORATION 2005 Incentive Plan (as the same may be amended from time to time in accordance with the terms thereof, the “Plan”), effective as of February 1, 2005;

WHEREAS, the Plan provides for the granting of Incentive Stock Options by the Board or, if appointed by the Board, a committee thereof (the Board or such committee, if any, the “Committee”) to key employees of the Company or any Affiliate to purchase Common Stock of the Company (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of an Incentive Stock Option under the Plan, and has determined it to be in the best interest of the Company to grant to the Grantee the Incentive Stock Option award herein pursuant to the Plan.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee under and pursuant to the Plan, hereby grants to the Grantee, as of the date of grant noted above (“Date of Grant”), an option to purchase up to One Million (1,000,000) shares of Stock (the “Option Shares”) at a price of Twelve Cents ($0.12) per share, which the Committee has determined to be the Fair Market Value of the Stock as of the date hereof (the “Option”).  The Option granted under this Agreement is intended by the parties hereto to be, and shall be treated as, an Incentive Stock Option.

2.

Installment Exercise.

Subject to such further limitations as are provided herein, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates:

(a)

one-third, or 333,334, of the Option Shares will vest and, therefore, become exercisable on July 15, 2005;

(b)

an additional one-third, or 333,333, of the Option Shares will vest and, therefore, become exercisable on September 15, 2006; and

(c)

the final one-third, or 333,333, of the Option Shares will vest and, therefore, become exercisable on December 31, 2007;

provided, however, that if, for any period of ten (10) consecutive days on which trading in the Stock has occurred ending prior to December 31, 2007, the aggregate market capitalization of the Company

(the total number of then issued and outstanding shares of Stock multiplied by the then Market Price of the Stock) equals or exceeds Two Hundred Million Dollars ($200,000,000), then all unvested Shares covered by the Option will immediately become vested, and the Option shall be exercisable in full beginning the next day.  For purposes of this Section 2, “Market Price” shall mean, as applicable, for any given trading day for which such a price for the Stock is reported or quoted therein or thereon,  (i) the closing price per share of Stock on the principal national securities exchange on which the Stock is listed or admitted to trading, (ii) if the Stock is not listed or traded on any such exchange, the last reported sales price per share of Stock on The NASDAQ Stock Market (“NASDAQ”), (iii) if the Stock is not listed or traded on any such exchange or NASDAQ, the last sale price per share as quoted through the OTC Bulletin Board or Pink Sheets quotation services (or if such a price is quoted for the Stock by both services for such trading day, the average of such quotations).  The national securities exchanges, NASDAQ, the OTC Bulleting Board and the Pink Sheets are sometimes collectively referred to in this Agreement as the “Public Trading Markets.”

3.

Termination of the Option.

(a)

The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the “Option Term”).

(b)

Sixty (60) days after the Grantee ceases for any reason to be employed by the Employer (such occurrence being a “termination of the Grantee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death.

(c)

Upon a termination of the Grantee’s employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death:  (i) the one (1) year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code), (ii) the six (6) month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee’s death during his employment by the Employer, but not later than one (1) year after the Grantee’s death, and (iii) the three (3) month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above.  In no event, however, shall any such period extend beyond the Option Term.

(d)

In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee as of the date of death.

(e)

A transfer of the Grantee’s employment between the Company and any Affiliate, or between any Affiliates of the Company, shall not be deemed to be a termination of the Grantee’s employment.

(f)

Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or Affiliate, (ii) breach any covenant not to compete, or employment contract, with the Company or Affiliate, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Affiliate, any unexercised portion of the Option shall immediately terminate and be void.

4.

Exercise of the Option.

(a)

The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise.  The notice of exercise shall specify the number of Option Shares as to which the Option is being exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b)

Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares with respect to which the Option is being exercised shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

On the exercise date specified in the Grantee’s notice of exercise or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or Treasury Stock, as the Company may elect) upon full payment for such Option Shares.  The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c)

If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee’s right to purchase such Option Shares may be terminated by the Company.  The date specified in the Grantee’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased through such exercise shall have been received by such date.

5.

No Rights as a Stockholder.

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option, and upon such exercise and full payment therefor, only with respect to the Option Shares purchased through such exercise.

6.

Non-Transferability of Option.

During the Grantee's lifetime, the Option shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process.  In the event of (a) any attempt by the Grantee to assign, alienate, sell, pledge, hypothecate or otherwise dispose of the whole or any portion of the Option other than as may be expressly permitted herein, or (b) the levy of any installment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

7.

Transfer Restrictions on Purchased Option Shares.

The Grantee understands that this Option and the Option Shares issuable hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction (“State Laws”) and, therefore, unless the Option Shares shall be so registered prior to the issuance thereof (which the Company is under no obligation to do), the Option Shares acquired through exercise of this Option will constitute “restricted securities” under the Securities Act which must be held indefinitely by the Grantee and may not be sold or otherwise transferred by the Grantee unless and until they are subsequently registered under the Securities Act and any applicable State Laws or exemptions from registration thereunder are available.  Accordingly, the Company may require, as a condition to the effectiveness of any exercise(s) of this Option prior to any such registration of the Option Shares that, in addition to the notice of exercise required by Section 4 hereof, the Grantee execute and deliver to the Company with respect to each such exercise an Investment Representation Statement substantially in the form of Exhibit A attached hereto.  The foregoing transferability restrictions shall be evidenced by the placement of a legend in substantially the following form on any certificates for Option Shares issued prior to any such registration thereof:

[STANDARD SECURITIES ACT PRIVATE PLACEMENT LEGEND TO COME]

The Grantee further understands and agrees that, until such date, if any, as the Stock is first lawfully traded on any of the Public Trading Markets, all Option Shares acquired through exercise of the Option shall, in addition to the restrictions on the transferability of the Option Shares by applicable federal and state securities laws referenced in the first paragraph of this Section 7, the transferability of the Option Shares is subject to the restrictions and procedures set forth in Exhibit B attached hereto.  The provisions of Exhibit B shall not be construed to apply to any vote upon or other approval of any Business Combination Transaction by the holder of any Securities or on his behalf, by proxy or otherwise.

8.

Proxy.

Promptly upon any request(s) therefor made by the Company’s majority stockholder, Genvac Holdings, Ltd. (“Holdings”), the Grantee agrees to execute a proxy appointing such person(s) as Holdings may designate to vote any Option Shares which the Grantee may acquire through exercise of the Option prior thereto, in favor of the merger of the Company with and into Medjet Inc., the contemplated terms of which have heretofore been disclosed to the Grantee.

9.

Employment Not Affected.

The granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of the Grantee’s employment with the Employer or to employment with the Company or any Affiliate thereof or any successor, by merger or otherwise, to any of the foregoing.  Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), is acknowledged by the Grantee.

10.

Amendment of the Option.

This Agreement and the Option granted hereunder may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

11.

Notice.

Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at TERAVAC CORPORATION, 110 Alpha Park, Cleveland, OH 44143, or at such other Company address of which it may advise the Grantee by notice given in accordance with this Section 11, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer.  Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12.

Incorporation of Plan by Reference.

The Option evidenced by this Agreement is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Plan.  The Grantee hereby confirms receipt of a copy of the Plan as in effect as of the date hereof.  The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.

Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Ohio, except to the extent preempted by federal law or that the General Corporation Law of the State of Delaware controls the governance and affairs of the Company as a corporation formed thereunder, which shall to that extent govern.

IN WITNESS WHEREOF, the Company has caused the undersigned duly authorized officer to execute and attest this grant of the Option, and the Grantee has placed his or her signature hereon in acceptance thereof and agreement hereto, effective as of the Date of Grant.

TERAVAC CORPORATION

By: __/s/____________________________

       Louis S. Fisi, President and

           Chief Executive Officer

ACCEPTED AND AGREED TO:

Grantee

___________/s/______________________

Dale Timothy White

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

Teravac Corporation

Att’n:  Secretary

Re: Investment Representation Statement with respect to purchase of _______ Shares of Common Stock (the “Securities”) of Teravac Corporation (the “Company”) by ______________ (the “Optionee”) pursuant to the exercise of an Incentive Stock Option granted under the Company’s 2005 Incentive Stock Plan (the “Option”)

In connection with the purchase of the above-listed Securities pursuant to the exercise of such Option, the undersigned Optionee represents to the Company the following:

(a)

Optionee is aware of the Company's business affairs, financial condition, and prospects, understands and appreciates that an investment in the Securities involves a high degree of risk, has had access and opportunity, to Optionee’s satisfaction, to investigate, examine the books and records of the Company and ask questions of and receive answers from the Company’s officers regarding all material facts concerning the Company, its business and the terms of this offering of an investment in the Securities or otherwise important to Optionee’s decision to make such investment, and has or has acquired sufficient information about the foregoing matters to reach an informed and knowledgeable decision to acquire the Securities.

(b)        Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").  In making such representation of investment intent, Optionee understands that, in the view of the Securities and Exchange Commission, the exemption from the registration requirements of the Securities Act upon which the Company is relying in selling the Securities to Optionee pursuant to the Option may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)

Optionee is able to bear the economic risk of losing Optionee’s entire investment in the Securities, which is not disproportionate to Optionee’s net worth, and has adequate means of providing for Optionee’s current needs and personal contingencies without regard to the investment in the Securities.

(d)

Optionee understands that Optionee must bear the economic risk of this investment for an indefinite period of time because the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction (“State Laws”).  Optionee has been advised that there is no public market for the Securities and that the Securities not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements pursuant to Rule 701 promulgated by the United States Securities and Exchange Commission ("SEC") pursuant to the Securities Act and are also exempt under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering, and that reliance by the Company on such exemptions is predicated in part on the undersigned's representations set forth in this Agreement.  The undersigned further understands that the Company is not presently obligated to file any periodic or other reports with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities, and that the Company is under no obligation to register the Securities for distribution under the Securities Act or any State Laws or to register the Company under the Exchange Act.  Optionee also acknowledges that the Company has not made any representation or warranty of any kind concerning its ability at any time to offer or sell any of its common stock or any other security or in private transactions, a public offering or otherwise or to otherwise raise any funding that may be required for its operations.

(e)

Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act, which must be held indefinitely by Optionee unless and until they are subsequently registered under the Securities Act and any applicable State Laws or an exemption from registration thereunder is available, in which event the amount of Securities which may be sold pursuant thereto may nevertheless be limited. Accordingly, Optionee understands that the sale, assignment or transfer of the Securities is severely restricted.   Optionee further understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable law.

(f)

Optionee understands that Rule 701 referenced above and Rule 144 also promulgated under the Securities Act permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of an option to an optionee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require), the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including:  (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and also, in the case of an affiliate of the Company, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of Securities held by a person who at the time of, or within the three month period, the resale is or was an affiliate of the Company, or by a non-affiliate who has held the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(g)

Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, or compliance with Regulation A or some other exemption from such registration, will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has taken the position that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(h)

Optionee acknowledges and agrees that in addition to the transfer restrictions applicable to the Securities as a matter of law as discussed above, the Securities will also be subject to the contractual restrictions provided for in Optionee’s Incentive Stock Option Agreement with the Company.

(i)

Optionee did not receive any general solicitation or advertisement, has attended no general solicitation seminar or meeting, and has received no other written communications with regard to investing in securities of the Company.

(j)

Optionee is a resident of the state indicated in Optionee’s address provided below.

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The undersigned agrees indemnify and save harmless the Company, its promoter, officers, directors, agents, employees, and other representatives from any and all liabilities, claims, demands, suits or proceedings arising out of any breach or alleged breach of any of the foregoing agreements and representations.

Date: ______________, _____

Signature of Optionee

Printed Name of Optionee

Optionee’s Residence Address:

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EXHIBIT B

ADDITIONAL TRANSFER RESTRICTIONS AND PROCEDURES

1.

Restrictions on Transfer and Offer to the Company.  Except as hereinafter provided in this Exhibit B, no holder of any Stock shall sell, transfer, or otherwise dispose of all or any part of the Stock held by him without first offering the same to the Company for purchase at the same price and on such other terms and conditions as such stockholder proposes to transfer the subject shares.  Such offer may be accepted by the Company or one or more assignees thereof as to all or any part of the shares offered to the Company pursuant to this Paragraph 1.  Said offer shall remain open for acceptance by the Company or any such assignees for 60 days after receipt thereof, unless within said period the Company notifies the offering stockholder of its election not to purchase, in which case the right of the Company shall expire on the date of such notice.  In the event such offer is accepted in whole or in part, the purchase price shall be due and payable within 60 days after such acceptance or as the parties may otherwise agree.

2.

Offer to Remaining Stockholders.  In the event and to the extent that the right to purchase referred to in Paragraph 1 above. is not exercised by the Company or any assignee, the shares owned by such stockholder proposed to be transferred shall be offered for sale to the Company’s remaining stockholders at the same price and on the same terms and conditions as said shares were offered to the Company.  Said offer shall remain open for a period of 30 days after the Company’s right has expired.  Each remaining stockholder shall be entitled to purchase such shares ratably in proportion to his then existing holding of Stock, provided that any stockholder shall have the right to purchase less than all of the shares to which he may be entitled.  In the event that all of the shares so offered to the remaining stockholders are not purchased, the remaining stockholders who purchased all of the shares to which they were entitled shall have the further right to purchase any of the offered shares not purchased by the other remaining stockholders in proportion to their existing holdings after the initial purchase.  Comparable offers to purchase shall be made to such remaining stockholders until all of the shares are purchased or until no remaining stockholder desires to purchase any additional shares.  In the event any offer is accepted by any or all of the remaining stockholders in whole or in part, the purchase price shall be due and payable within 60 days after the final acceptance under the above procedures for successive offers to the remaining stockholders, or as the parties may otherwise agree.

3.

Disposition to Outside Parties.  In the event and to the extent neither the Company (or any assignee(s) thereof) nor the remaining stockholders elect to purchase all of the shares offered as provided above in this Exhibit B, the offering stockholder (or his executor or administrator in the case of a deceased stockholder) shall have the right to sell, transfer or otherwise dispose of any shares not so purchased to such other party or parties as he desires for a period of 120 days after expiration of the right to purchase of the remaining stockholders as set forth in Paragraph 2 above; provided, however, that (i) said shares may not be disposed of to any other party at a lesser price or on more favorable terms than those offered to the Company and the remaining stockholders pursuant to Paragraphs 1 and 2 above without again offering them to the Company and the remaining stockholders at such lesser price or more favorable terms; (ii) in the event of any such disposition of said shares, the person acquiring said shares or any right therein shall acknowledge in writing to the Company his receipt of a copy of the restrictions contained in this Exhibit B and the proxy voting obligations set forth in Section 8 of the Incentive Stock Option Grant Agreement to which this Exhibit B is attached and his agreement to comply herewith and therewith and be bound hereby and thereby (any such person, even absent such written acknowledgment, being bound by the provisions of the foregoing through his acceptance of possession of said shares); and (iii) if required by the Company, the Company shall be provided with (1) an opinion of counsel satisfactory to the Company that the intended disposition will not violate applicable federal and state securities laws or the rules and regulations promulgated under such statutes and/or (ii) such written representations of the person acquiring said shares or any right therein as to such person’s investment intent and such other matters relating to compliance with applicable securities law requirements as the Company may reasonably require.  After said 120 day period, the restrictions and procedures of Paragraphs 1 and 2 above shall again apply and be in full force and effect.

4.

Gifts and Devises to Family Members.  A stockholder may transfer his shares in the Company, by gift, or testamentary devise or pursuant to the laws of descent and distribution, to his spouse or natural or adopted children or their lineal descendants, or any trust established for the exclusive benefit of the stockholder and/or any one or more of such persons without the necessity of complying with any of the foregoing requirements of Paragraphs 1, 2 and 3 above, except that any such transfer shall be subject to and shall be effective only upon compliance with the requirements of clauses (ii) and (iii) of Paragraph 3.

5.

Pledge or Other Hypothecation.  In the event of a proposed pledge or other hypothecation of any of the Stock, the pledgee or other person proposed to acquire a security interest in said shares shall acknowledge in writing to the Company his receipt of a copy of the restrictions contained in this Exhibit B and his agreement to comply therewith and be bound thereby.  In the event no such acknowledgment is received by the Company, such pledge or other hypothecation shall not be made, and any attempted such pledge or hypothecation shall be void and ineffective.

F.

Certificate Legend.  Each certificate evidencing any shares of Stock issued to Grantee upon exercise of the Option shall bear substantially the following legend:

“The shares represented by this certificate are issued and held subject to the rights of purchase, restrictions on transfer and proxy voting obligations contained in an Incentive Stock Option Grant Agreement, between the issuer of such shares and the person to whom such shares were originally issued by the Company, that is on file at the office of the Company, and transfer of these shares cannot be made except upon compliance therewith, of which notice is hereby given.  The Company will mail to any shareholder a copy of such rights and restrictions, without charge, within five (5) days after receipt of a written request therefor.”

G.

Termination of Restrictions.  The transfer restrictions imposed by this Section VIII shall automatically terminate and cease to be of any further force or effect immediately prior to the effective time of the contemplated Merger or any similar business combination transaction (the Merger and any such other transaction being referred to as a “Business Combination Transaction”) as may be approved by the Company’s stockholders.  Nor shall the provisions of this Section VIII be construed to apply to any vote upon or other approval of any Business Combination Transaction by the holder of any Securities or on his behalf, by proxy or otherwise.

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